Exhibit 99.2

CONSENT OF MOELIS & COMPANY LLC

December 29, 2025

Board of Directors

Essential Utilities, Inc.

762 W. Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated October 26, 2025, to the Board of Directors of Essential Utilities, Inc. (“Essential”) as Annex C to, and to the references thereto under the headings “Summary—Opinions of Financial Advisors”, “Risk Factors,” “Information Regarding the Essential Special Meeting—Recommendation of the Essential Board,” “The Merger—Background of the Merger”, “The Merger—Essential Board’s Recommendations and Its Reasons for the Merger”, “The Merger—Certain Unaudited Prospective Financial Information” and “The Merger—Opinion of Essential’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving Essential and American Water Works Company, Inc., which joint proxy statement/prospectus forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of American Water Works Company, Inc. (the “Registration Statement”). The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MOELIS & COMPANY LLC

MOELIS & COMPANY LLC